EXHIBIT 4.7B

ASSIGNMENT, ASSUMPTION AND AMENDMENT AGREEMENT

THIS ASSIGNMENT, ASSUMPTION AND AMENDMENT AGREEMENT (the “Agreement”) is made effective as of the Effective Time, by and among JAZZ PHARMACEUTICALS, INC., a Delaware corporation (“JPI”), JAZZ PHARMACEUTICALS PUBLIC LIMITED COMPANY (f/k/a Azur Pharma Public Limited Company), a public limited company formed under the laws of Ireland (“New Jazz”), and the undersigned Holders.

RECITALS

WHEREAS, JPI and the undersigned Holders are parties to that certain Investor Rights Agreement made as of July 7, 2009 (the “Investor Rights Agreement”).

WHEREAS, pursuant to the Investor Rights Agreement, JPI previously filed a Registration Statement on Form S-1 (File No. 333-161350), as amended by Post-Effective Amendment No. 1 to Form S-1 on Form S-3 filed with the Commission on March 19, 2010 and declared effective on April 5, 2010 (the “Prior Registration Statement”), covering the resale of all of the Registrable Securities under the Investor Rights Agreement.

WHEREAS, JPI, New Jazz, Jaguar Merger Sub Inc., a Delaware corporation and wholly owned subsidiary of New Jazz (“Merger Sub”), and Seamus Mulligan, solely in his capacity as the representative for the Indemnitors, entered into an Agreement and Plan of Merger and Reorganization, dated as of September 19, 2011 (the “Merger Agreement”), pursuant to which, among other things, Merger Sub will merge with and into JPI (the “Merger”), with JPI as the surviving corporation in the Merger as a wholly owned subsidiary of New Jazz. At the Effective Time, among other things, (x) each share of the Common Stock, par value $0.0001 per share, of JPI (“JPI Common Stock”) then issued and outstanding will be canceled and automatically converted into and become the right to receive one Ordinary Share, nominal value $0.0001 per share, of New Jazz (“New Jazz Ordinary Shares”) and (y) each warrant to acquire JPI Common Stock outstanding as of immediately prior to the Effective Time will be converted into a warrant to acquire the number of New Jazz Ordinary Shares equal to the number of shares of JPI Common Stock subject to such warrant immediately prior to the Effective Time, at an exercise price per New Jazz Ordinary Share equal to the exercise price per share of JPI Common Stock otherwise purchasable pursuant to such warrant.

WHEREAS, in connection with the Merger, the undersigned Holders understand that JPI will deregister any unsold securities from Securities Act registration statements filed by it and/or withdraw any such registration statements if there were no sales thereunder. Accordingly, the Holders acknowledge and understand that following the Effective Time, JPI will either post-effectively amend the Prior Registration Statement to deregister any unsold securities under the Prior Registration Statement or make an application to the Commission to withdraw the Prior Registration Statement pursuant to Rule 477 of the Securities Act (the “Prior Registration Statement Termination”).

WHEREAS, the Holders acknowledge that New Jazz has entered or intends to enter into a Registration Rights Agreement in substantially the form attached as Exhibit A hereto (the “Azur Rights Agreement”) with the shareholders of New Jazz prior to the Merger (the “Azur Rights Holders”) in connection with the transactions contemplated by the Merger Agreement, pursuant to which New Jazz is obligated to (i) prepare and file one or more registration statements (the “Resale Registration Statements”) under the Securities Act of 1933, as amended (the “Securities Act”), registering the resale of all of the New Jazz Ordinary Shares (the “Resale Shares”) held by the Azur Rights Holders (or any transferees or assignees thereof) on the Closing Date as set forth in Section 2.1(a) of the Azur Rights Agreement and (ii) subject to certain conditions and limitations set forth therein, take certain actions to

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effect the issuance and sale of Resale Shares in underwritten public offerings (“Required Underwritings”) as set forth in Section 2.1(f) of the Azur Rights Agreement. As used in this Agreement, (x) the term “Resale Shares” also includes any securities issued or issuable with respect to any of the Resale Shares by way of exchange, stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization or otherwise; and (y) the term “Resale Registration Statement” includes (A) any registration statements filed by New Jazz under the Securities Act in furtherance of satisfying its obligations under the Azur Rights Agreement and (B) any amendments or supplements to any of such registration statements or the prospectuses included therein.

WHEREAS, pursuant to Section 2.2 of the Investor Rights Agreement, the Holders have under certain circumstances the right to be notified if JPI determines to file any registration statement under the Securities Act and to include certain Registrable Securities held by such Holders in such registration statement (the “Piggyback Registration Rights”).

WHEREAS, JPI, New Jazz and the undersigned Holders wish to enter into this Agreement for the purpose of (i) transferring the rights and obligations of JPI under the Investor Rights Agreement to New Jazz, effective as of the Effective Time (the “Assignment”), (ii) effecting certain waivers of rights as set forth below, (iii) effecting a consent to the Prior Registration Statement Termination, and (iv) amending the Investor Rights Agreement as set forth below.

WHEREAS, the undersigned Holders are the holders of all of the Registrable Securities outstanding as of the date hereof and, together with JPI, have the right, pursuant to Section 3.2 of the Investor Rights Agreement, to amend the Investor Rights Agreement and to waive certain provisions thereof.

NOW, THEREFORE, in consideration of the mutual agreements, covenants and considerations contained herein, the parties hereto agree as follows:

AGREEMENT

1.          DEFINITIONS. The term “Effective Time” shall have the meaning set forth in the Merger Agreement. Any other capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Investor Rights Agreement.

2.          ASSIGNMENT AND ASSUMPTION. Effective as of the Effective Time:

2.1        JPI hereby conveys, transfers and assigns to New Jazz all of JPI’s rights and obligations under the Investor Rights Agreement, as hereby amended (the “Assignment”).

2.2        New Jazz hereby assumes the rights and agrees to perform the obligations of JPI (as “the Company” or otherwise) under the Investor Rights Agreement, as hereby amended.

2.3        All references to shares of JPI Common Stock in the Investor Rights Agreement (including references to “Unit Shares” and “Warrant Shares”) shall be deemed to be references to, as applicable, (x) with respect to shares of JPI Common Stock outstanding as of immediately prior to the Effective Time, the New Jazz Ordinary Shares into which such shares of JPI Common Stock were automatically converted at the Effective Time, (y) with respect to shares of JPI Common Stock issuable upon the exercise of warrants to purchase JPI Common Stock outstanding as of immediately prior to the Effective Time, the New Jazz Ordinary Shares issuable upon exercise thereof following the Effective Time or (z) with respect to any other shares of JPI Common Stock referenced in the Investor Rights Agreement that were not outstanding immediately prior to the Effective Time, New Jazz Ordinary Shares.

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3.          CONSENT TO ASSIGNMENT. The undersigned Holders hereby consent to the Assignment. In connection therewith, the undersigned Holders hereby agree that the indemnification rights of JPI (as “the Company” or otherwise) under the Investor Rights Agreement shall be enforceable by New Jazz effective as of the Effective Time.

4.          CONSENT TO PRIOR REGISTRATION STATEMENT TERMINATION. The undersigned Holders hereby consent to the Prior Registration Statement Termination following the Effective Time and acknowledge and agree that, following the Prior Registration Statement Termination, neither JPI nor New Jazz shall have any further liability or obligation under the Investor Rights Agreement with respect to the Prior Registration Statement, except to the extent contemplated under Section 2.6 of the Investor Rights Agreement. The undersigned Holders acknowledge and agree that from and after the Effective Time, no resales of Registrable Securities may effected under the Prior Registration Statement.

5.          CONSENT TO AZUR RIGHTS AGREEMENT. The undersigned Holders hereby consent to the entering into of the Registration Rights Agreement by New Jazz and the grant to the Azur Rights Holders of registration rights pursuant thereto.

6.          WAIVERS.

6.1        The undersigned Holders hereby irrevocably waive (i) any and all Piggyback Registration Rights in connection with the filing of any Resale Registration Statement from the period beginning as of the Effective Time through the Deferral Date (as defined below) (the “Deferral Period”) and (ii) any rights to any notices with respect to the foregoing under the Investor Rights Agreement. In granting the foregoing waiver, the undersigned Holders acknowledge and understand that JPI and New Jazz currently contemplate that New Jazz will file a WKSI Shelf Registration Statement (if it is then eligible to do so) as soon as reasonably practicable following the Merger registering an indeterminate number of securities of New Jazz and pursuant to which New Jazz will effect the registration of the Resale Shares (the “Closing S-3ASR”). For the avoidance of doubt and subject to the following proviso, the undersigned Holders agree that the foregoing waiver shall also apply to the filing of the Closing S-3ASR and any supplements to the prospectus included therein solely with respect to any of the Resale Shares; provided, however, that following the Deferral Date (as defined below), the Holders may exercise their Piggyback Registration Rights to include Registrable Securities in the Closing S-3ASR or any post-effective amendment thereto.

6.2        The undersigned Holders hereby further irrevocably waive, on the limited basis set forth in this Section 6.2, (i) any and all Piggyback Registration Rights in connection with any Required Underwriting, the underwriting agreement for which is entered into prior to the Deferral Date (an “Excluded Underwriting”) and (ii) any rights to any notices with respect to any Excluded Underwriting under the Investor Rights Agreement. The waiver in this Section 6.2 is limited to Excluded Underwritings and nothing in this Agreement (including Sections 6.1 and this 6.2 hereof) shall constitute or shall be deemed to constitute a waiver of any Piggyback Registration Rights in connection with any Required Underwriting that is not an Excluded Underwriting.

6.3        The foregoing waivers in Sections 6.1 and 6.2 are irrevocable and shall be effective with respect to each Holder and each Purchaser, as well as all affiliates, successors, heirs, executors, administrators and assigns of each such Holder and Purchaser.

7.          DEFERRAL OF REGISTRATION. The undersigned Holders hereby agree that New Jazz shall not be obligated to effect any registration of Registrable Securities under the Investor Rights Agreement or to include any Registrable Securities in any Registration Statement filed by New Jazz, in each case until after February 14, 2012 (such date, the “Deferral Date”). In furtherance of the foregoing, the undersigned Holders hereby agree (i) not to exercise any of its rights to cause New Jazz to register any

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securities under the Investor Rights Agreement (including under Sections 2.1 and 2.2 thereof), or to include Registrable Securities in any registration statement filed by New Jazz, in each case until after the Deferral Date and (ii) not to transfer any of such Holder’s registration rights under the Investor Rights Agreement unless the transferee agrees in a writing, reasonably satisfactory in form and substance to New Jazz, to be bound by the terms of this Section 7 until after the Deferral Date.

8.          AMENDMENT TO INVESTOR RIGHTS AGREEMENT. Effective as of the Effective Time, Section 2.1 of the Investor Rights Agreement is hereby amended and restated to read in full as set forth on Exhibit B hereto, which Section 2.1, as amended hereby, provides for, among other things, the registration of the Registrable Securities as promptly as practicable after the Deferral Date.

9.          MISCELLANEOUS.

9.1        Full Power and Authority. Each undersigned Holder represents and warrants to JPI and New Jazz that (i) such Holder has the full right, power and authority to execute and deliver this Agreement, and (ii) this Agreement has been duly executed and delivered by such Holder and constitutes the legal, valid and binding obligation of such Holder enforceable in accordance with its terms, except (A) as such enforcement is limited by bankruptcy, insolvency or other similar laws affecting the enforcement of creditors’ rights generally and (B) for limitations imposed by general principles of equity. Each of JPI and New Jazz represent and warrant to the undersigned Holders that (i) JPI and New Jazz, as applicable, has the full right, power and authority to execute and deliver this Agreement, and (ii) this Agreement has been duly executed and delivered by JPI and New Jazz, as applicable, and constitutes the legal, valid and binding obligation of JPI and New Jazz, as applicable, enforceable in accordance with its terms, except (A) as such enforcement is limited by bankruptcy, insolvency or other similar laws affecting the enforcement of creditors’ rights generally and (B) for limitations imposed by general principles of equity.

9.2        Effect of Agreement. This Agreement shall become effective as of the Effective Time. Except as modified by the terms of this Agreement, the terms and provisions of the Investor Rights Agreement shall remain in full force and effect. Other than as stated in this Agreement, this Agreement shall not operate as a waiver of any condition or obligation imposed on the parties under the Investor Rights Agreement. In the event of any conflict, inconsistency, or incongruity between any provision of this Agreement and any provision of the Investor Rights Agreement, the provisions of this Agreement shall govern and control. This Agreement shall not be changed or modified orally, but only by an instrument in writing signed by the parties hereto.

9.3        Governing Law. All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by and construed and enforced in accordance with the internal laws of the State of California, without regard to the principles of conflicts of law thereof.

9.4        Successors and Assigns. The provisions hereof shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors and administrators of the parties hereto and each Holder and Purchaser, and shall be enforceable by New Jazz or any Holder or Purchaser.

9.5        Counterparts. This Agreement may be executed in several counterparts, each of which shall constitute an original and all of which, when taken together, shall constitute one instrument.

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IN WITNESS WHEREOF, the undersigned have executed this ASSIGNMENT, ASSUMPTION AND AMENDMENT AGREEMENT on this 18th day of January, 2012.

JPI:

JAZZ PHARMACEUTICALS, INC.

Signature: /s/ Bruce C. Cozadd

Print Name: Bruce C. Cozadd

Title: Chairman & Chief Executive Officer

SIGNATURE PAGE TO ASSIGNMENT, ASSUMPTION AND AMENDMENT AGREEMENT

IN WITNESS WHEREOF, the undersigned have executed this ASSIGNMENT, ASSUMPTION AND AMENDMENT AGREEMENT on this 18th day of January, 2012.

NEW JAZZ:

JAZZ PHARMACEUTICALS PUBLIC LIMITED COMPANY

Signature: /s/ David Brabazon

Print Name: David Brabazon

Title: Senior Vice President, Finance

SIGNATURE PAGE TO ASSIGNMENT, ASSUMPTION AND AMENDMENT AGREEMENT

IN WITNESS WHEREOF, the undersigned have executed this ASSIGNMENT, ASSUMPTION AND AMENDMENT AGREEMENT on this 18th day of January, 2012.

HOLDERS:

LONGITUDE VENTURE PARTNERS, L.P. a Delaware Limited Partnership

By: Longitude Capital Partners, LLC Its: General Partner

Signature: /s/ Patrick Enright

Print Name: Patrick Enright

Title: Managing Director

LONGITUDE CAPITAL ASSOCIATES, L.P. a Delaware Limited Partnership

By: Longitude Capital Partners, LLC Its: General Partner

Signature: /s/ Patrick Enright

Print Name: Patrick Enright

Title: Managing Director

SIGNATURE PAGE TO ASSIGNMENT, ASSUMPTION AND AMENDMENT AGREEMENT

EXHIBIT A

AZUR RIGHTS AGREEMENT

EXHIBIT A

EXHIBIT B

SECTION 2.1 OF THE INVESTOR RIGHTS AGREEMENT

2.1 Shelf Registration.

(a) The Company shall prepare and file with the Commission, as promptly as practicable after February 14, 2012 (unless otherwise agreed in writing between the Company and the Majority Holders), a “shelf” Registration Statement covering the resale of all of the Registrable Securities for an offering to be made on a continuous basis pursuant to Rule 415 or, if Rule 415 is not available for offers and sales of the Registrable Securities, by such other means of distribution of Registrable Securities as the Holders may reasonably specify (the “Initial Registration Statement”); provided, however, that the Company may satisfy the foregoing obligation by preparing and filing with the Commission a Prospectus (or prospectus supplement) as part of a then-effective WKSI Shelf Registration Statement or a post-effective amendment thereto that covers the resale of all of the Registrable Securities on a continuous basis, in which case, the “Initial Registration Statement” shall be deemed to refer to such WKSI Shelf Registration Statement upon the filing of such Prospectus or prospectus supplement. The Initial Registration Statement shall be on Form S-3 (except if the Company is then ineligible to register for resale the Registrable Securities on Form S-3, in which case such registration shall be on Form S-1) subject to the provisions of Section 2.1(e) and the Prospectus (or prospectus supplement) covering the resale of the Registrable Securities shall contain (except if otherwise required pursuant to written comments received from the Commission upon a review of such Registration Statement) the “Plan of Distribution” section in substantially the form attached hereto as Annex A. Notwithstanding the registration obligations set forth in this Section 2.1(a) and Section 2.1(b), in the event the Commission informs the Company that all of the Registrable Securities cannot, as a result of the application of Rule 415, be registered for resale as a secondary offering on a single registration statement, the Company agrees to promptly (i) inform each of the Holders thereof and use its commercially reasonable best efforts to file amendments to the Initial Registration Statement as required by the Commission and/or (ii) withdraw the Initial Registration Statement and file a new registration statement (a “New Registration Statement”), in either case covering the maximum number of Registrable Securities permitted to be registered by the Commission, on Form S-3 or such other form available to register for resale the Registrable Securities as a secondary offering; provided, however, that prior to filing such amendment or New Registration Statement, the Company shall be obligated to use its commercially reasonable best efforts to advocate with the Commission for the registration of all of the Registrable Securities in accordance with the SEC Guidance, including without limitation, Section 612.09 of the Compliance and Disclosure Interpretations of the staff of the Division of Corporation Finance with respect Rule 415, dated January 26, 2009. Notwithstanding any other provision of this Agreement, if any SEC Guidance sets forth a limitation of the number of Registrable Securities permitted to be registered on a particular Registration Statement as a secondary offering (and notwithstanding that the Company used commercially reasonable best efforts to advocate with the Commission for the registration of all or a greater number of Registrable Securities), unless otherwise directed in writing by a Holder as to its Registrable Securities, the number of Registrable Securities to be registered on such Registration Statement will first be reduced by Registrable Securities represented by holders of Warrant Shares (applied, in the case that some Warrant Shares may be registered, to the Holders on a pro rata basis based on the total number of unregistered Warrant Shares held by such Holders) and second by Registrable Securities represented by Unit Shares (applied, in the case that some Unit Shares may be registered, to the Holders on a pro rata basis based on the total number of unregistered Unit Shares held by such Holders, subject to a determination by the Commission that certain Holders must be reduced first based on the number of Unit Shares held by such Holders). In the event the Company amends the Initial Registration Statement or files a New Registration Statement, as the case may be, under clauses (i) or (ii) above, the Company will use its commercially reasonable best efforts to file with the Commission, as promptly as allowed by Commission or SEC Guidance provided to the Company or to registrants of securities in general, one or more registration statements on Form S-3

EXHIBIT B-1

(except if the Company is then ineligible to register for resale the Registrable Securities on Form S-3, in which case such registrations shall be on Form S-1) to register for resale those Registrable Securities that were not registered for resale on the Initial Registration Statement, as amended, or the New Registration Statement.

(b) The Company shall use its commercially reasonable best efforts to cause each Registration Statement filed (or deemed filed) pursuant to Section 2.1(a) to be declared effective as soon as reasonably practicable (to the extent such Registration Statement was not automatically effective upon filing with the Commission), and shall use its commercially reasonable best efforts to keep each Registration Statement continuously effective under the Securities Act until the earlier of (i) such time as all of the Registrable Securities covered by such Registration Statement have been publicly sold by the Holders or (ii) the date that all Registrable Securities covered by such Registration Statement may be sold without volume restrictions pursuant to Rule 144 (the “Effectiveness Period”). (c) The Company shall ensure that each Registration Statement (including any amendments or supplements thereto and prospectuses contained therein) shall not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein, or necessary to make the statements therein (in the case of Prospectuses, in the light of the circumstances in which they were made) not misleading. Each Registration Statement shall also cover, to the extent allowable under the Securities Act and the rules promulgated thereunder (including Rule 416), such indeterminate number of additional shares of Common Stock resulting from stock splits, stock dividends or similar transactions with respect to the Registrable Securities.

(d) Each Holder agrees to furnish to the Company a completed Questionnaire in the form attached to this Agreement as Annex B (a “Selling Stockholder Questionnaire”) on a date that is not less than five (5) Trading Days prior to the date of filing of a Registration Statement (or, in the case of a Prospectus or prospectus supplement filed as part of a then-effective registration statement, a date that is not less than five (5) Trading Days prior to the date of filing such Prospectus or prospectus supplement). Each Holder further agrees that it shall not be entitled to be named as a selling securityholder in a Registration Statement or use the Prospectus for offers and resales of Registrable Securities at any time, unless such Holder has returned to the Company a completed and signed Selling Stockholder Questionnaire. If a Holder of Registrable Securities returns a Selling Stockholder Questionnaire after the deadline specified in the previous sentence, the Company shall use its commercially reasonable best efforts to take such actions as are required to name such Holder as a selling securityholder in the Registration Statement or any pre-effective or post-effective amendment thereto and to include (to the extent not theretofore included) in the Registration Statement the Registrable Securities identified in such late Selling Stockholder Questionnaire. Each Holder acknowledges and agrees that the information in the Selling Stockholder Questionnaire will be used by the Company in the preparation of the Registration Statement and hereby consents to the inclusion of such information in the Registration Statement.

(e) In the event that Form S-3 is not available for the registration of the resale of Registrable Securities hereunder, the Company shall (i) register the resale of the Registrable Securities on another appropriate form reasonably acceptable to the Holders, including a registration statement on Form S-1, and (ii) undertake to register the Registrable Securities on Form S-3 as soon as such form is available, provided that, subject to Section 2.3 hereof, the Company shall maintain the effectiveness of such Registration Statement that is on a form other than Form S-3 then in effect, until such time as a Registration Statement on Form S-3 covering the Registrable Securities has been declared effective by the Commission.

EXHIBIT B-2